Exhibit 31.2
ASCENT SOLAR TECHNOLOGIES, INC.
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002
I, Victor Lee, certify that:
1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Ascent Solar Technologies, Inc.;
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and
3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

April 27, 2018
/s/ VICTOR LEE
President and Chief Executive Officer and a Director(principal executive officer and principal financial and accounting officer)